Exhibit 3.146

AMENDED AND RESTATED OPERATING AGREEMENT
OF
2425 TELLER AVENUE, LLC

This Amended and Restated Operating Agreement (the “Agreement”) of 2425 Teller Avenue, LLC, a Colorado limited liability company (the “Company”), is entered into by OHI ASSET HUD CFG, LLC, a Delaware limited liability company (the “Member”), as the sole member of the Company. As used in this Agreement, “Act” means the Colorado Limited Liability Company Act, as the same may be amended from time to time.

RECITALS:

WHEREAS, Capital Funding Group, Inc.(the “Exiting Member”) entered into that certain Operating Agreement, effective as of August 27, 2007 (the “Existing Agreement”);

WHEREAS, the Member is acquiring the interest of the Exiting Member in the Company, and wishes to amend the Existing Agreement in accordance with the terms hereof;

WHEREAS, the Member hereby constitutes the Company as a limited liability company for the purposes and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereto hereby agrees as follows:

Section 1.          Name.  The name of the limited liability company is 2425 Teller Avenue, LLC.

Section 2.         Existence.  The existence of the Company as a separate legal entity shall continue until cancellation of the Articles of Organization as provided in the Act.

Section 3.          Principal Business Office.  The principal business office of the Company shall be located at 200 International Circle, Suite 3500, Hunt Valley, MD 21030.

Section 4.          Member.  The mailing address of the Member is set forth on Schedule A attached hereto.  Upon its execution of a counterpart signature page to this Agreement, OHI Asset HUD CFG, LLC is hereby admitted to the Company as the sole member of the Company.

Section 5.          Purposes. The Company has been formed for the purposes of acquiring, selling, investing in, holding, owning, leasing, managing, operating, granting mortgages on and security interests in Eagle Ridge of Grand Valley located at 2425 Teller Avenue, Grand Junction, Colorado (the “Project”), and all rights and interests in any manner appertaining or incidental thereto.

Section 6.         Powers.  The Company, and the Member and the Officers on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 7.          Management.  In accordance with the Act, management of the Company shall be vested in the Member.  The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Colorado.  The Member has the authority to bind the Company within the meaning of the Act.

Section 8.          Officers.

(a)           Officers.  The Member may, from time to time, designate one or more persons to be officers of the Company (each an “Officer”).  Any Officer so designated shall have such title and authority and perform such duties as the Member may, from time to time, delegate to them; provided, however, that except as otherwise delegated by the Member, the Officers shall have such authority and perform such duties as officers with similar titles of business corporations organized under the general corporation law of the State of Colorado.  Each Officer shall hold office for the term for which such Officer is designated and until its qualified successor shall be duly designated or until such officer’s death, resignation or removal as provided herein.  Any Officer may be removed as such, with or without cause, by the Member at any time.  Any Officer may resign at any time upon written notice to the Company.  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time the Member receives such written resignation.  The initial Officers of the Company designated by the Member are listed on Schedule B attached hereto. The Member may from time to time by resolution authorize a person who is not an Officer to act on behalf of the Company and to execute and/or attest documents as an authorized representative of the Company, subject to such specific authority and such specific limitations as the Member shall in its sole discretion determine and as shall be set forth in the resolution, and such person shall have such title as shall be set forth in the resolution. The action of such person taken in accordance with the authority granted to such person in the resolution shall bind the Company, and such person shall have the same fiduciary duty of loyalty and care as the Officers.

(b)           Officers as Agents.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by the Member not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, the actions of the Officers taken in accordance with such powers shall bind the Company.

(c)           Duties of Officers.  Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the general corporation law of the State of Colorado.

Section 9.          Limited Liability.  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Member shall not be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Member of the Company.

Section 10.        Capital Contributions.  The Member has contributed to the Company property of an agreed value as listed on Schedule A attached hereto.

Section 11.        Additional Contributions.  The Member is not required to make any additional capital contribution to the Company.  However, the Member may make additional capital contributions to the Company at any time at its sole discretion.  To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule A of this Agreement.  The provisions of this Agreement, including this Section 13, are intended to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 12.        Allocation of Profits and Losses.  The Company’s profits and losses shall be allocated to the Member.

Section 13.        Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.  Notwithstanding any other provision of this Agreement, the Company shall not be required to make a distribution to the Member on account of its limited liability company interests in the Company if such distribution would violate the Act or any other applicable law.

Section 14.        Exculpation and Indemnification.

(a)           Neither the Member nor any Officer, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company.

(b)           To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 14 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

(c)           To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be finally determined that the Covered Person is not entitled to be indemnified as authorized in this Section 14.

(d)           A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)           To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f)            The foregoing provisions of this Section 14 shall survive any termination of this Agreement.

Section 15.        Resignation.  The Member has the right to resign from the Company at any time.

Section 16.        Dissolution.

(a)           The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following:  (i) the occurrence of any event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act, or (ii) the entry of a decree of judicial dissolution under the Act.  Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree (x) to continue the Company and (y) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

(b)           Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)           In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in the Act.

(d)         The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Articles of Organization shall have been canceled in the manner required by the Act.

(e)          Upon the cancellation of the Articles of Organization by the filing of a certificate of cancellation or otherwise in accordance with the Act, this Agreement shall terminate.

Section 17.        HUD Provisions.

17.1          HUD-Insured Loan. The Member acknowledges that the Company has indebtedness secured by the Company Property (the “Loan”) from Capital Funding, LLC, as successor-in-interest to Capital Funding Group, Inc. (the “Lender”), which loan is insured by the U.S. Department of Housing and Urban Development Federal Housing Administration (“HUD”) under the provisions of Section 232 of the National Housing Act, and the regulations thereunder.  The Loan is evidenced by, among other documents, a note (the “Note”), a Deed of Trust (the “Deed of Trust”), a security agreement (the “Security Agreement”), and a HUD regulatory agreement (the “Regulatory Agreement”). In the event any of the provisions of this Agreement conflict with the terms of the Note, Deed of Trust, Security Agreement or Regulatory Agreement, the provisions of the Note, Deed of Trust, Security Agreement or Regulatory Agreement shall control. The Member further agrees to execute such additional documents as may be required by HUD in connection with the Loan, including but not limited to a Regulatory Agreement. In the event of any conflict between the terms and conditions set forth in Section 17 and the other terms and conditions of this Agreement, the terms of this Section 17 shall in all respects control.

17.2          HUD Provisions. Notwithstanding any other provisions of this Agreement, Articles of Organization or its equivalent or any other organizational documents (hereinafter referred to as the “Organizational Documents”) of this Company to the contrary, the following provisions shall govern:

(a)
So long as the Secretary of the Department of Housing and Urban Development (“Secretary” or “HUD”) or the Secretary’s successors or assigns is the insurer or holder of the Note secured by the Deed of Trust on the Project, no amendment to the Organizational Documents that results in any of the following will have any force or effect without the prior written consent of the Secretary nor shall the Company or any of its Members be permitted to do any of the following:

(i)           Any amendment that modifies the term of the Company;

(ii)	Any amendment that activates the requirement that a HUD previous participation certification be obtained from any additional member;

(iii)	Any amendment that in any way affects the Note, Deed of Trust or Security Agreement on the Project or the Regulatory Agreement;

(iv)
Any amendment that would authorize any person other than Daniel J. Booth, Chief Operating Officer of the Company, to bind the Company for all matters concerning the Project which require HUD’s consent or approval;

(v)	Any change to Officers of the Company;

(vi)	Any change in the guarantor of any obligation to the Secretary;

(vii)	No provision required by HUD to be inserted into the Company’s organizational documents may be amended;

(viii)	Any party acquiring any of the following positions anew must meet the applicable requirements for HUD previous participation clearance:

(A)	An Officer;

(B)	Company Member with ten (10%) percent or greater governance interest, and

(C)	Member with twenty-five (25%) percent or greater financial interest.

(ix)	Voluntarily dissolve or change to another type of entity; and

(x)	A member may neither be added or substituted.

(b)
The Company is authorized to execute or assume a Note, Deed of Trust and Security Agreement in order to secure a loan insured by the Secretary and to execute the Regulatory Agreement and other documents required by the Secretary in connection with the HUD-insured loan.

(c)
Any incoming member must as a condition of receiving an interest in the Company agree to be bound by the Note, Deed of Trust, Security Agreement, the Regulatory Agreement and any other documents required in connection with the HUD-insured loan to the same extent and on the same terms as the other members.

(d)
Upon any dissolution, no title or right to possession and control of the Project, and no right to collect the rents from the Project shall pass to any person who is not bound by the Regulatory Agreement in a manner satisfactory to the Secretary.

(e)
In the event that any provision of the Organizational Documents conflicts with the terms of the Note, Deed of Trust, Security Agreement or HUD Regulatory Agreement, the provisions of the Note, Deed of Trust, Security Agreement and/or Regulatory Agreement will control.

(f)
So long as the Secretary or the Secretary’s successors or assigns is the insurer or holder of the note on the Project, the company may not voluntarily be dissolved without the prior written approval of the Secretary and the Project shall be the sole asset of the Company, which shall not own any other real estate other than that associated with the Project.

(g)	The members, and any assignee of a member, manager, and any assignee of a manager agree to be liable in their individual capacities to HUD with respect to the following matters:

(i)	For funds or property of the Project coming into their hands, which by the provisions of the Regulatory Agreement, they are not entitled to retain;

(ii)	For their own acts and deeds, or acts and deeds of others which they have authorized, in violation of the provisions of the Regulatory Agreement;

(iii)	For their acts which violate statutes governing the conduct of owners of multifamily housing projects (and/or nursing homes) with FHA-insured mortgages;

(iv)	The acts and deeds of affiliates, as defined in the Regulatory Agreement, which the person or entity has authorized in violation of the provisions of the Regulatory Agreement; and

(v)	As otherwise provided by law.

(h)	So long as HUD is the insurer or holder of the Note, any cash distributions to the members may only be made in accordance with paragraph 6 of the Regulatory Agreement.

(i)
The Company has designated Daniel J. Booth as its official representative for all matters concerning the project which require HUD consent or approval. The signature of this person will bind the company in all such matters. The Company may from time to time appoint a new representative to perform this function, but within 3 business days of doing so, will provide HUD with written notification of the name, address, and telephone number of its new representative. When a person other than the person identified above has full or partial authority of management of the project, the Company will promptly provide HUD with the name of that person and the nature of that person’s management authority.

(j)
So long as HUD is the insurer or holder of the Note, any indemnification provided to the members, or any other person or entity, may only be paid from surplus cash, as approved by HUD and to the extent available, as that term is defined by the Regulatory Agreement.

(k)
The provisions contained in this Section 17.2 shall be deemed to take precedent and have priority over any of the other provisions contained in the Organizational Documents as defined above. In the event that any of the provisions of this Section 17.2 conflict with any other provision of the Organizational Documents, the provisions contained in this Section 17.2 shall be deemed to apply and take precedent over the other conflicting provision.

(l)	The Company has the authority to enter into the transaction and to comply with the requirements of the insurance program.

Section 18.        Severability of Provisions.  Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 19.        Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 20.        Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Colorado (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 21.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Operating Agreement.

MEMBER:

OHI ASSET HUD CFG, LLC

By:
Name: Daniel J. Booth
Title: Chief Operating Officer

SCHEDULE A

Member

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
OHI Asset HUD CFG, LLC	200 International Circle Suite 3500 Hunt Valley, MD 21030	$1.00	100%

A-1

SCHEDULE B

OFFICERS	TITLE
C. Taylor Pickett	President and Chief Executive Officer

Daniel J. Booth	Chief Operating Officer and Secretary

B-1

FIRST AMENDMENT
TO THE
AMENDED AND RESTATED OPERATING AGREEMENT
OF
2425 TELLER AVENUE, LLC

THIS FIRST AMENDMENT (the “Amendment”) TO THE AMENDED AND RESTATED OPERATING AGREEMENT OF 2425 TELLER AVENUE, LLC, a Colorado limited liability company (the “Company”) is entered into as of the 25th day of July, 2012, by OHI ASSET HUD CFG, LLC, a Delaware limited liability company, as the sole member (the “Member”).

RECITALS

WHEREAS, the Member entered into that certain Amended and Restated Operating Agreement (the “Operating Agreement”); and

WHEREAS, as a consequence of the recent repayment in full of the HUD-insured Loan of the Company and termination of the Note, the Deed of Trust, the Security Agreement and the Regulatory Agreement evidencing the Loan, the Member now desires to amend the Operating Agreement to change the specific purpose provisions to general purpose provisions.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereto hereby agrees as follows:

1.             Defined Terms.  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings given such terms in the Operating Agreement.

2.             Amendment to Section 5.  Section 5 of the Operating Agreement entitled “Purposes” is hereby amended by deleting the entire text contained therein and substituting the following in lieu thereof:

“Section 5.  Purposes.  The Company has been formed for the purposes of (a) acquiring, selling, investing in, holding, owning, leasing, managing, operating, granting mortgages on and security interests in, and acquiring and making loans secured by, real property and personal property and all rights and interests in any manner appertaining or incidental thereto, and (b) engaging in any lawful business, action or activity in which a limited liability company organized formed pursuant to the Act may engage.”

3.             Amendment to Section 17.  Section 17 of the Operating Agreement entitled “HUD Provisions” is hereby amended by deleting the entire text contained therein and substituting the following in lieu thereof:

“Section 17.  [Intentionally Omitted.]”

4.             Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Colorado.

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5.           Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

6.           No Other Amendment or Waiver.  Except for the amendment set forth above, the text of the Operating Agreement, and the Operating Agreement, as so amended, shall remain unchanged and in full force and effect.  Except as set forth herein, the amendment agreed to herein shall not constitute a modification of the Operating Agreement or a course of dealing with respect to the Operating Agreement such as to require further notice by the Member to require strict compliance with the terms of the Operating Agreement in the future.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment, effective as of the date first written above.

MEMBER:
OHI ASSET HUD CFG, LLC, a Delaware limited liability company

By:
Daniel J. Booth Chief Operating Officer and Secretary

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